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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) June 28, 2007



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



            STATE OF DELAWARE                                  38-0572515
            -----------------                                  ----------
        (State or other jurisdiction of                     (I.R.S. Employer
        Incorporation or Organization)                     Identification No.)


      300 Renaissance Center, Detroit, Michigan                 48265-3000
      -----------------------------------------                 ----------
      (Address of Principal Executive Offices)                  (Zip Code)




                                 (313) 556-5000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR
    240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   Entry into a Material Definitive Agreement

   On June 28, 2007, General Motors Corporation ("GM"), The Carlyle Group ("Carlyle") and Onex Corporation ("Onex") announced that GM has entered into an Asset Purchase Agreement (the "Agreement") with Clutch Operating Company, Inc., a Delaware corporation (the "Purchaser"), pursuant to which GM will sell its Allison Transmission commercial and military business ("Allison Transmission") to the Purchaser for $5.575 billion (the "Acquisition"). The Purchaser is an investment vehicle formed by Carlyle and Onex for purposes of the Acquisition. The Agreement covers substantially all of Allison Transmission, including seven manufacturing facilities in Indianapolis, Indiana and Allison Transmission's worldwide distribution network and sales offices. The transmission production facility near Baltimore, Maryland is dedicated to GM's retail pick-up trucks and will remain with GM. The Agreement contains non-compete provisions for the benefit of both Allison Transmission and GM with a duration of 10 years (other than in Europe, where the non-competition period is 5 years).

   The current labor contract will be extended for Allison Transmission until the resolution of GM's negotiations with the United Auto Workers (the "UAW") this fall. Allison Transmission will then assume the same terms as GM and the UAW agree to in the new collective bargaining agreement. GM will retain pension and OPEB obligations (and assets) relating to existing retirees and will remain responsible for pension and OPEB expenses accrued prior to the completion of the Acquisition.

   The Acquisition is subject to the satisfaction or waiver of customary and other closing conditions, including the receipt of certain regulatory approvals. The Agreement may be terminated if the Acquisition is not completed by October 31, 2007.

   On May 24, 2007, GM filed a Current Report on Form 8-K providing pro forma financial information under Article 11 of Regulation S-X reflecting a potential sale of Allison Transmission.

   On June 28, 2007, GM issued a press release announcing the execution of the Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Forward-Looking Statements

   In this report and in reports subsequently filed by GM with the SEC on Forms 10-K and 10-Q and filed or furnished on Form 8-K, and in related comments by management of GM, our use of the words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "seek," "may," "would," "could," "should," "believe," "potential," "continue," "designed," "impact," or the negative of any of those words or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements in this report and subsequent reports which GM may file with the SEC on Form 10-K or Form 10-Q or file or furnish on Form 8-K, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and GM's actual results may differ materially due to a variety of important factors that may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q, and 8-K. Such factors include, among others, GM's ability to consummate the Acquisition within the timeframe and on the terms set forth in the Agreement and summarized in this report.

   We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

ITEM 9.01   Financial Statements and Exhibits

99.1 Press Release dated June 28, 2007 issued by General Motors Corporation announcing the execution of the Asset Purchase Agreement.

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)

Date:  July 5, 2007                   By:  /s/NICK S. CYPRUS
                                     ---  -----------------
                                          (Nick S. Cyprus
                                           Controller and
                                           Chief Accounting Officer)



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                                  EXHIBIT INDEX


Exhibit No.     Description
----------      -----------

99.1 Press Release dated June 28, 2007 issued by General Motors Corporation announcing the execution of the Asset Purchase Agreement.